Exhibit 10.2

SABINE OIL & GAS CORPORATION

2014 LONG TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This Agreement is made and entered into as of ______________  (the “Date of Grant”) by and between Sabine Oil & Gas Corporation, a New York corporation (the “Company”), and you;

WHEREAS,  the Company, in order to induce you to enter into, or to continue to, dedicate your services to the Company and to materially contribute to the success of the Company, agrees to grant you this restricted stock unit award;

WHEREAS, the Company adopted the Sabine Oil & Gas Corporation 2014 Long Term Incentive Plan, as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant restricted stock units to certain employees, directors and other service providers of the Company;

WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Restricted Stock Unit  Agreement (“Agreement”) as if fully set forth herein and the terms capitalized but not defined herein shall have the meanings set forth in the Plan; and

WHEREAS, you desire to accept the restricted stock unit award made pursuant to this Agreement.

NOW, THEREFORE, in consideration of and mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1. The Grant.  Subject to the conditions set forth below, the Company hereby grants you, effective as of the Date of Grant, as a matter of separate inducement but not in lieu of any salary or other compensation for your services for the Company, an award consisting of _______________ Restricted Stock Units, whereby each Restricted Stock Unit represents the right to receive one share of common stock of the Company (“Stock”),  plus the additional rights to Dividend Equivalents set forth in Section 3, in accordance with the terms and conditions set forth herein and in the Plan (the “Award”).    To the extent that any provision of this Agreement conflicts with the expressly applicable terms of the Plan, you acknowledge and agree that those terms of the Plan shall control and, if necessary, the applicable terms of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan.

2. No Shareholder Rights.  The Restricted Stock Units granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Stock prior to the date shares of Stock are issued to you in settlement of the Award.  Your rights with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which rights become vested and the restrictions with respect to the Restricted Stock Units lapse in accordance with Section 6.

3. Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend,

you hold Restricted Stock Units granted pursuant to this Agreement that have not been settled, the Company will record the amount of such dividend in a bookkeeping account under your name. No later than 45 days following the date on which the restrictions on each Restricted Stock Unit lapse, the Company will pay to you an amount in cash equal to the cash dividends accumulated in the bookkeeping account for that Restricted Stock Unit. For purposes of clarity, if the Restricted Stock Units are forfeited by you pursuant to the terms of this Agreement then you shall also forfeit the Dividend Equivalents, if any, accrued with respect to such forfeited Restricted Stock Unit.  No interest will accrue on the Dividend Equivalents between the declaration and settlement of the dividends.

4. Restrictions; Forfeiture.  The Restricted Stock Units under the Award are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until the restrictions enumerated in this Agreement and the Plan are removed or expire as contemplated in Section 6 of this Agreement and Stock is issued to you as described in Section 5 of this Agreement.  The Restricted Stock Units are also restricted in the sense that they may be forfeited to the Company (the “Forfeiture Restrictions”).

5. Issuance of Stock.  No shares of Stock shall be issued to you prior to the date on which the Restricted Stock Units vest and the restrictions, including the Forfeiture Restrictions, with respect to the Restricted Stock Units lapse, in accordance with Section 6.  After the Restricted Stock Units vest pursuant to Section 6, the Company shall, promptly and within 60 days of such vesting date, cause to be issued Stock registered in your name in payment of such vested Restricted Stock Units upon receipt by the Company of any required tax withholding.    The Company shall evidence the Stock to be issued in payment of such vested Restricted Stock Units in the manner it deems appropriate.  The value of any fractional Restricted Stock Units shall be rounded up at the time Stock is issued to you in connection with the Restricted Stock Units.  No fractional shares of Stock, nor the cash value of any fractional shares of Stock, will be issuable or payable to you pursuant to this Agreement.  The value of such shares of Stock shall not bear any interest owing to the passage of time.    Neither this Section 5 nor any action taken pursuant to or in accordance with this Section 5 shall be construed to create a trust or a funded or secured obligation of any kind.

6. Expiration of Restrictions and Risk of Forfeiture.   Except as provided in Section 7, the restrictions on the Restricted Stock Units granted pursuant to this Agreement, including the Forfeiture Restrictions, will expire upon the satisfaction of the performance criteria as set forth in Appendix  A and shares of Stock that are nonforfeitable and transferable will be issued to you in payment of your vested Restricted Stock Units as set forth in Section 5,  provided that you remain in the employ of, or a service provider to, the Company or its Subsidiaries until the applicable vesting dates following the achievement of the applicable performance goals as set forth in Appendix  A.

7. Termination of Services.

(a) Termination Generally.  Subject to subsections (b) and (c) below, if your service relationship with the Company or any of its Subsidiaries is terminated for any reason, then those Restricted Stock Units under the Award for which the restrictions have not lapsed as of the date of termination shall become null and void and those Restricted Stock Units shall be forfeited to the Company.  The Restricted Stock Units under the Award for which the restrictions have lapsed as of the date of such termination, including Restricted Stock Units for which the restrictions lapsed in connection with such termination, shall not be forfeited to the Company and shall be settled as set forth in Section 5.

(b) Termination without Cause following a Change in Control.  Notwithstanding subsection (a) above, if your service relationship with the Company or any of its Subsidiaries is terminated without “Cause” (as defined below) within 2 years following the occurrence of a Change in Control, the restrictions on the Restricted Stock Units granted pursuant to this Agreement, including the Forfeiture Restrictions, will immediately expire, such Restricted Stock Units shall vest using actual levels of performance at the end of the applicable performance period, and shares of Stock that are nonforfeitable and transferable will be issued to you in payment of your vested Restricted Stock Units as set forth in Section 5.

For purposes of this Agreement, “Cause” shall mean: (i) your continued failure to follow reasonable directions of your supervisor, the Chief Executive Officer of the Company, or the Board for a period of thirty (30) days after the Company, your supervisor, the Chief Executive Officer of the Company or the Board has provided written notice to you specifying such directions; provided that the foregoing failure shall not be “Cause” if you in good faith believe that such direction is illegal and promptly so notify the Chief Executive Officer of the Company or the Board, (ii) intentional breaches by you (including breaches due to inaction) of one or more of your material duties or intentional failure to follow reasonable directions of your supervisor, the Chief Executive Officer of the Company, or the Board, in any case as to which written notice has been given; provided that neither an act nor a failure to act on your part shall be considered “intentional” unless you have acted or failed to act with a lack of good faith and with a lack of reasonable belief that your action or failure to act was in the best interest of the Company, (iii) your conviction of, or your entering of a plea of guilty or nolo contendere to, a felony charge or a crime involving moral turpitude, (iv) your engaging in fraudulent activity (whether or not prosecuted), (v) any misconduct by you that has caused or is reasonably likely to cause a material financial loss to the Company, (vi) a material violation of any provision of any agreement between you and the Company or an affiliate or any other agreement or code to which you are subject, including this Agreement and the Company’s Code of Business Conduct, (vii) your receipt of any kickback, side payment, or rebate of any fee or expense paid by the Company or from any customer, vendor, or supplier of the Company, (viii) the use of illegal drugs, the persistent excessive use of alcohol, or engaging in any other activity that materially impairs your ability to perform your duties or results in conduct bringing the Company or any affiliate into substantial public disgrace or disrepute, (ix) your excessive absenteeism (other than any absenteeism related to a Disability), or (x) any act of gross negligence or any dishonesty (including misreporting of financial information) by you to the Company or an affiliate.  Determination as to whether or not Cause exists for termination of your service relationship with the Company or any of its Subsidiaries will be made in good faith by the Board.

(c) Effect of Individual Agreement.  Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 7 and any employment, severance or change in control agreement entered into by and between you and the Company or its Subsidiaries or other affiliates, the terms of the employment, severance or change in control agreement shall control.

8. Leave of Absence.  With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of, or providing services for, the Company.

9. Payment of Taxes.  The Company may require you to pay to the Company (or the Company’s Subsidiary if you are an employee of a Subsidiary of the Company), an amount the Company deems necessary to satisfy its (or its Subsidiary’s) current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Award.  With respect to any required tax withholding, you may (a) direct the Company to withhold from the shares of Stock to be issued to you under this Agreement the number of shares necessary to satisfy the Company’s obligation to withhold taxes, which determination will be based on the shares’ Fair Market Value at the time such determination is made; (b) deliver to the Company shares of Stock sufficient to satisfy the Company’s tax withholding obligations, based on the shares’ Fair Market Value at the time such determination is made; (c) deliver cash to the Company sufficient to satisfy its tax withholding obligations; or (d) satisfy such tax withholding through any combination of (a), (b) and (c).  If you desire to elect to use the stock withholding option described in subparagraph (a), you must make the election at the time and in the manner the Company prescribes.  The Company, in its discretion, may deny your request to satisfy its tax withholding obligations using a method described under subparagraph (a), (b), or (d).  In the event the Company determines that the aggregate Fair Market Value of the shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request.

10. Compliance with Securities Law.  Notwithstanding any provision of this Agreement to the contrary, the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed.  No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, Stock will not be issued hereunder unless  a registration statement under the Securities Act of 1933, as amended (the “Act”), is, at the time of issuance, in effect with respect to the shares issued or in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act.  YOU ARE CAUTIONED THAT ISSUANCE OF STOCK UPON THE VESTING OF RESTRICTED STOCK UNITS GRANTED PURSUANT TO THIS AGREEMENT MAY NOT OCCUR UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained.  As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.  From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance.

11. Legends.  The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to Sections 4 or 10 of this Agreement or the provisions of the Plan on all certificates representing shares issued with respect to this Award.

12. Right of the Company and Subsidiaries to Terminate Services.  Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any Subsidiary, or interferes in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time.

13. Furnish Information.  You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.

14. Remedies.  The parties to this Agreement shall be entitled to recover from each other reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

15. No Liability for Good Faith Determinations.  The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to the Plan, this Agreement, or the Restricted Stock Units granted hereunder.

16. Execution of Receipts and Releases.  Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

17. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

18. Company Records.  Records of the Company or its Subsidiaries regarding your period of service, termination of service and the reason(s) therefor, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

19. Notice.  All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or, if earlier, the date it is sent via certified United States mail.

20. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

21. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

22. Severability.  If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

23. Company Action. Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board.
24. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

25. Governing Law.  All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the state of the Company’s incorporation, without giving any effect to any conflict of law provisions thereof, except to the extent that state’s law is preempted by federal law.  The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

26. Amendment.  This Agreement may be amended the Board or by the Committee at any time (a) without your consent, so long as the amendment does not materially and adversely affects your rights under the Award, or (b) with your consent.  For purposes of clarity, any adjustment made to the Award pursuant to Section 9 of the Plan will be deemed not to materially and adversely affect your rights under this Award.

27. Clawback. This Agreement is subject to any written clawback policies of the Company, whether in effect on the Date of Grant or adopted, with the approval of the board of directors of the Company, following the Date of Grant. Any such policy may subject the Award and amounts paid or realized with respect to the Award to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to this Award.

28. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

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Appendix A

[insert performance goals]

App. A-1

Appendix B

Sabine Oil & Gas Corporation 2014 Long Term Incentive Plan

App. B-1